UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dividend Capital Total Realty Trust Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice Regarding the Availability of Proxy Materials on the Internet for the Annual Stockholder Meeting to Be Held on June 29, 2009

Dividend Capital Total Realty Trust Inc.

The control number below will allow you to access proxy information for all investments connected with this Meeting.
YOUR PROXY CONTROL NUMBER
PLEASE SEE BALLOT FOR CONTROL NUMBER

Dear Valued Stockholder,

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet and by other means described below. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy materials available to you include a proxy statement, a proxy card and a summary of stockholder meeting information. The proxy materials, including the proxy statement, are available at www.proxyonline.com.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before June 22, 2009 to facilitate timely delivery.

The 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Dividend Capital Total Realty Trust Inc. (the “Company”) on June 29th at 2:00 p.m. Mountain Time will be held at The Westin Tabor Center, Horace Tabor/Molly Brown Room, 1672 Lawrence Street, Denver, CO 80202. The Meeting will be held for the following purposes:

1.	To elect four directors to serve until the 2010 annual meeting of stockholders of the Company and until their respective successors are duly elected and qualify;

2.	To ratify the appointment of KPMG LLP as independent registered public accounting firm for the Company for fiscal year 2009; and

3.	To conduct any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You may attend the Annual Meeting and vote your shares at that time. If you cannot attend or do not wish to attend the Annual Meeting, please obtain proxy materials via one of the methods listed below. Please authorize your proxy promptly so that your shares may be represented at the Annual Meeting.

Thank you in advance for your participation.

Sincerely, Joshua J. Widoff Senior Vice President, General Counsel and Secretary	Please address any correspondence regarding this matter to: Dividend Capital, P.O. Box 238, Lyndhurst, NJ 07021-9902

All proxy materials including the proxy statement can be obtained using one of the methods listed below.

INTERNET	E-MAIL	PHONE

Log-on to the secure voting site www.proxyonline.com using the control number listed above. There you may review the proxy materials, request a hard copy of the materials and/or enter your voting instructions. There you may also indicate your instructions to receive all future proxy materials from this issuer via mail or e-mail.

To request a copy of the proxy materials send an e-mail with your control number in the subject line to:

mailproxy@proxyonline.com

(to receive hard copies via the mail) or emailproxy@proxyonline.com

(to receive electronic copies via e-mail).

To elect either method above for all future proxy materials from this issuer please type “Permanent Request” in the body of the email.

Call toll-free 1-866-829-0135 and reference the control number listed above to request a copy of the proxy materials. Proxy representatives will be ready to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

STOCKHOLDER PRIVACY: Please note that no personal information other than the control number listed above is required to request proxy materials and/or issue your proxy voting instructions. If you have any questions about obtaining proxy materials, please contact us at the number above.